Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements (Registration Statement File Nos. 33-11117, 33-32527, 33-41374, 33-50438, 33-51447, 33-61335, 33-62283, 333-01667, 333-02137, 333- 24869,
333-47583, 333-62661, 333-75235, 333-85051, 333-48434, 333-37390, 333-00843,
333-85133 and 333- 69082) of International Paper Company of our report dated February 5, 1999, relating to the consolidated financial statements and financial statement schedule for the year ended December 31, 1998 of Union Camp Corporation (not separately presented therein), which report appears in this Form 10-K/A.



/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
New York, New York
January 14, 2002